UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 10, 2010

Medical Nutrition USA, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33411	11-3686984
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

10 West Forest Avenue, Englewood, New Jersey 07631	07631
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 201-569-1188

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On June 10, 2010, Medical Nutrition USA, Inc., a Delaware corporation (“MNI”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Danone North America, Inc., a Delaware corporation (“Parent”), and Ristretto Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”).

Pursuant to the Merger Agreement, and subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”), Merger Sub will merge with and into MNI (the “Merger”), with MNI as the surviving corporation, at which time MNI will become a wholly-owned subsidiary of Parent.  At the Effective Time, each issued and outstanding share of MNI Common Stock (other than shares of MNI Common Stock owned in treasury by MNI, or held by stockholders who have perfected their statutory rights of appraisal under Section 262 of the Delaware General Corporation Law) will be automatically converted into the right to receive $4.00 per share, in cash (the “Merger Consideration”).  Additionally, at the Effective Time, each outstanding option to purchase shares of MNI’s common stock issued under MNI’s equity incentive plans, whether such option is vested or unvested, will be cancelled and converted into the right to receive, with respect to each share of common stock subject to such option, an amount equal to the excess, if any, of the Merger Consideration over the applicable exercise price of such option.  Furthermore, at the Effective Time, any outstanding shares of MNI common stock subject to vesting or other restrictions shall become fully vested, all other restrictions with respect thereto shall lapse and the holders thereof shall be entitled to receive an amount per share equal to the Merger Consideration.

The Merger Agreement includes customary representations, warranties and covenants of MNI, Parent and Merger Sub. MNI has agreed to operate its business in the ordinary course until the Merger is consummated.

Consummation of the Merger is subjection to various closing conditions, including: (i) adoption of  the Merger Agreement by holders of a majority of the voting power of MNI’s stockholders (the “Company Stockholder Approval”); (ii) the consummation of the Merger being permitted by Rule 14c-2 under the Securities Exchange Act  of 1934 (which requires  MNI to file with the Securities and Exchange Commission an Information Statement on Schedule 14C relating to the Merger, and for 20 days to elapse from the date the Information Statement is mailed to MNI’s stockholders); (iii) the absence of any legal restraint, injunction, prohibition, restraining order or other action that would enjoin, restrain or prohibit or make illegal the consummation of the Merger; (iv) the accuracy of the other party’s representations and warranties in the Merger Agreement (subject to customary materiality qualifiers); (v) the other party’s compliance in all material respects with its obligations under the Merger Agreement; and (vi) the absence of any Material Adverse Effect (as defined in the Merger Agreement).

Following the execution of the Merger Agreement on June 10, 2010, at Parent’s request, stockholders of MNI holding a majority of the issued and outstanding shares of MNI common stock executed and delivered to MNI and Parent written consents adopting the Merger Agreement, as a result of which the Company Stockholder Approval has been obtained, and no further action by MNI’s stockholders in connection with the Merger is required.

The Merger Agreement may be terminated (i) by the mutual consent of the parties; (ii) by Parent or MNI, if (A) the Merger shall not have been consummated on or before December 10, 2010; (B) if any governmental entity shall have issued an order or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger; or (C) if the other party breaches any of its representations or warranties or breaches or fails to comply with any of its obligations under the Merger Agreement and any such breach or failure would result in the related conditions to the Merger being incapable of being satisfied and is not cured within fifteen (15) days after the failing or breaching party has received written notice from the other party of the occurrence of such failure or breach; (iii) by Parent, if (A) written consents of MNI stockholders constituting the Company Stockholder Approval have not been delivered to MNI and Parent within 24 hours after execution of the Merger Agreement; or (B) there has been a Material Adverse Effect.  As described above, written consents of MNI stockholders constituting the Company Stockholder Approval were delivered to MNI and Parent on June 10, 2010.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement attached as Exhibit 2.1 hereto and incorporated herein by reference.

The Merger Agreement has been attached as an exhibit hereto to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about MNI, Parent or Merger Sub. The representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of such agreement and as of specified dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of MNI or Parent or any of their respective subsidiaries or affiliates. In addition, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in a confidential disclosure letter that the parties have exchanged.

Additional Information and Where to Find It

This Current Report on Form 8-K is not a recommendation, an offer to purchase or a solicitation of an offer to sell shares of MNI Common Stock.  In connection with the Merger, MNI will file with the Securities and Exchange Commission (the “SEC”) an Information Statement on Schedule 14C, which will include additional information about the parties to the Merger.  The Information Statement will be mailed to stockholders of MNI.  MNI stockholders are encouraged to read the Information Statement and other relevant materials filed with the SEC carefully because they will contain important information about MNI and the Merger.  The Information Statement will be, and other documents filed or to be filed by MNI with the SEC are or will be, available free of charge at the SEC’s web site (www.sec.gov), by accessing MNI’s website at www.mdnu.com, under the heading “Investor Relations / Financial Information,” and from MNI by directing a request to Medical Nutrition USA, Inc., 10 West Forest Avenue, Englewood, New Jersey 07631, Attention: Investor Relations.

Safe Harbor for Forward-Looking Statements

Statements in this Current Report on Form 8-K may contain, in addition to historical information, certain forward-looking statements. All statements included in this Current Report on Form 8-K concerning activities, events or developments that MNI expects, believes or anticipates will or may occur in the future are forward-looking statements. Actual results could differ materially from the results discussed in the forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and involve known and unknown risks, uncertainties and other factors that may cause actual results and performance to be materially different from any future results or performance expressed or implied by forward-looking statements, including the risk that the Merger will not close because of a failure to satisfy one or more of the closing conditions and that MNI’s business will have been adversely impacted during the pendency of the Merger. Additional information on these and other risks, uncertainties and factors is included in MNI’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed with the SEC.

Item 8.01.	Other Events.

On June 11, 2010, MNI issued a press release announcing the execution of the Merger Agreement and the receipt of the Company Stockholder Approval. A copy of the press release is also attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

2.1	Agreement and Plan of Merger, dated June 10, 2010, by and among Danone North America, Inc., Ristretto Acquisition Corp. and Medical Nutrition USA, Inc.

99.1	Press Release, issued June 11, 2010, relating to the execution of the Merger Agreement by Danone North America, Inc., Ristretto Acquisition Corp. and Medical Nutrition USA, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDICAL NUTRITION USA, INC. (Registrant)

	By:	/s/ Francis A. Newman
Date: June 14, 2010		Name:	Francis A. Newman
		Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of June 10, 2010, among Danone North America, Inc., Ristretto Acquisition Corp. and Medical Nutrition USA, Inc.

99.1	Press Release, issued on June 11, 2010, relating to the execution of the Merger Agreement by Danone North America, Inc., Ristretto Acquisition Corp. and Medical Nutrition USA, Inc.

*
Schedules and similar attachments to the Agreement and Plan of Merger have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant will furnish supplementally a copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.